Exhibit 99.1

CONTACT INFORMATION:
INVESTORS and MEDIA:
Julie Tracy
Sr. Vice President, Chief Communications Officer
ev3 Inc.
(949) 680-1375
jtracy@ev3.net

ev3 Inc. Reports 2008 First Quarter Financial Results
and Revised 2008 Guidance
PLYMOUTH, Minn. — May 2, 2008 — ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today reported financial results for its fiscal first quarter of 2008 and its revised financial guidance for 2008.
As previously reported, ev3’s net sales were $101.3 million in the first quarter of 2008 representing a 65% increase over the same quarter of the prior year and a 10% increase over the fourth quarter of 2007. The increase in net sales over the same quarter of the prior year was primarily attributable to the acquisition of FoxHollow. The sequential quarter increase in net sales was driven by growth in the pre-FoxHollow acquisition peripheral vascular business segment and the neurovascular business segment. However, first quarter net sales results were negatively impacted by greater than anticipated sales force integration challenges related to the FoxHollow acquisition and elevated customer inventory levels of SilverHawk products.
Robert Palmisano, president and chief executive officer of ev3 Inc., commented, “While we believe that our fundamental strategies are sound, we have much work ahead of us to improve our execution and efficiency. My top priority will be to continue expanding our position in the peripheral vascular and neurovascular markets globally by offering a full complement of innovative therapies, investing in the development of our next generation of products and pursuing a broad clinical trial agenda to bring new products to market and further validate the scientific foundation of our endovascular procedures. I believe these initiatives will in turn drive growth and shareholder value.”
Palmisano commented further, “In resetting our guidance, we took into account the factors that could affect our business in 2008, including the performance of our U.S. atherectomy business, which continues to be adversely affected by elevated customer inventory levels of SilverHawk, the ability of our U.S. peripheral vascular sales organization to take advantage of cross-selling opportunities, and the effect of competition and new competitive entrants into the marketplace. I am confident that this guidance is appropriate for our business and achievable.”
ev3’s net loss for the first quarter of 2008 increased 3% to $9.8 million compared to $9.5 million in the first quarter of 2007. ev3’s net loss per common share was $0.09 for the first quarter of 2008 compared to $0.17 in the first quarter of 2007. Total weighted average common shares outstanding used in the per share calculations were 104.1 million and 57.5 million for the first quarter of 2008 and 2007, respectively.

ev3’s earnings before interest, taxes, depreciation and amortization (EBITDA), excluding charges for non-cash stock-based compensation, was a positive $6.2 million in the first quarter of 2008, compared to a negative $1.2 million in the first quarter of 2007. ev3 uses the non-GAAP financial measure, EBITDA, excluding charges for non-cash stock-based compensation, and certain other non-GAAP financial measures, as supplemental measures of performance and believe that these measures facilitate operating performance comparisons from period to period and company to company. EBITDA, excluding charges for non-cash stock-based compensation, for the first quarter of 2008 and 2007 are reconciled to ev3’s net loss for the respective periods immediately following the detail of net sales by geography later in this press release.
Palmisano concluded, “Throughout 2008, we will continue to focus on expanding our channel to endovascular specialists worldwide, driving global procedure penetration and expanding our portfolio of therapy solutions to treat peripheral vascular and neurovascular disease. We also will focus on improving execution and operational efficiency to drive results for our customers and shareholders. I am confident that we will be able to capitalize on the market opportunities and work towards building a leading global endovascular organization.”
Sales Review
Peripheral vascular segment net sales in the first quarter of 2008 increased 76% to $64.1 million versus $36.5 million in the first quarter of 2007 primarily as a result of our FoxHollow acquisition, and to a lesser extent, increased market penetration of the EverFlex stent. Excluding atherectomy revenue of $22.7 million, peripheral vascular sales increased 13% to $41.4 million in the first quarter of 2008 versus $36.5 million in the first quarter of 2007. Stent product sales increased 21% to $24.0 million from $19.8 million. Thrombectomy and embolic protection product sales decreased slightly to $6.0 million from $6.2 million, while sales of procedural support and other peripheral vascular products increased 9% to $11.4 million from $10.5 million.
In the first quarter of 2008, ev3’s neurovascular segment net sales increased 24% to $31.0 million versus $25.0 million in the first quarter of 2007. Within the neurovascular business segment, sales of embolic products increased 38% to $17.9 million from $12.9 million, and sales of neurovascular access and delivery products were up 8% to $13.1 million from $12.1 million. The primary growth drivers for the neurovascular segment were the Axium coil and the continued market penetration of the Onyx Liquid Embolic System for the treatment of brain arterio-venous malformations (AVMs).
Research collaboration revenue resulting from our agreement with Merck & Co., Inc. was $6.2 million for the first quarter of 2008.
On a geographic basis, when compared to the first quarter of 2007, ev3’s first quarter 2008 U.S. net sales increased 89% to $66.5 million, while first quarter 2008 international net sales increased 32% to $34.8 million, over the prior-year quarter. ev3’s first quarter 2008 U.S. net sales increase was primarily due to our FoxHollow acquisition. International sales growth was primarily due to further market penetration of the EverFlex family of stents and the launch of the Axium coil. Changes in foreign currency exchange rates had a positive impact of approximately $2.6 million on first quarter 2008 net sales compared to the first quarter of the prior year.

Outlook
ev3 has updated its expected fiscal year 2008 net sales guidance to be in the range of $425 to $430 million consisting of $400 to $405 million of product net sales and $25 million of research collaboration revenue and earnings per share, as adjusted to be in the range of $0.00 to $0.05 per diluted share based on approximately 104 million of outstanding shares. Earnings per share, as adjusted does not include pre-tax charges for amortization expense of approximately $33.0 million and non-cash stock-based compensation of approximately $19.0 million.
The company expects second quarter 2008 net sales to be in the range of $101 to $103 million consisting of $95 to $97 million of product net sales and $6 million of research collaboration revenue and net loss per share, as adjusted to be in the range of $0.06 to $0.09 per diluted share based on approximately 104 million of outstanding shares. Net loss per share, as adjusted does not include pre-tax charges for amortization expense of approximately $8.3 million and non-cash stock-based compensation of approximately $6.0 million.
ev3’s cash and short-term investments balance at March 30, 2008 was $57.0 million. The company has an existing undrawn credit facility and believes that this credit facility, along with its existing cash and short-term investments, will provide sufficient liquidity and financial flexibility to meet the company’s anticipated operating and strategic needs for the foreseeable future.
Earnings Call Information
ev3 will host a conference call today, May 2, 2008, beginning at 7:30 a.m. CT (8:30 a.m. ET) to review its results of operations for the first quarter of 2008 and future outlook, followed by a question and answer session.
The conference call will be available to interested parties through a live audio webcast at www.ev3.net, where it will be archived and accessible for approximately 90 days. The live dial-in number for the call is 888-679-8035 (U.S.) or 617-213-4848 (International). The participant passcode is 66432499.
If you do not have access to the Internet and want to listen to an audio replay of the conference call, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter passcode 31387240. The audio replay will be available beginning at 9:30 a.m. CT on Friday, May 2, 2008 until Friday, May 9, 2008.
About ev3 Inc.
Since its founding in 2000, ev3 has been dedicated to improving the lives of patients with vascular disease through the development of innovative endovascular therapies. ev3’s products are used by endovascular specialists to treat a wide range of peripheral vascular and neurovascular diseases and disorders. The company offers a comprehensive portfolio of treatment options, including the primary interventional technologies used today — peripheral angioplasty balloons, stents, plaque excision systems, embolic protection devices, liquid embolics, embolization coils, thrombectomy catheters and occlusion balloons. More information about the company and its products can be found at www.ev3.net.

ev3, the ev3 logo, Axium, Onyx, EverFlex, FoxHollow and SilverHawk are trademarks of ev3 Inc., registered in the U.S. and other countries. All trademarks and trade names referred to in this press release are the property of their respective owners.
Forward-Looking Statements
Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results and liquidity needs, anticipated revenue synergies and cost savings as a result of ev3’s acquisition of FoxHollow and the timing thereof, anticipated expenses as a result of ev3’s acquisition of FoxHollow and the timing thereof, effects of recent U.S. peripheral vascular sales force restructuring activities, new product benefits and market acceptance, and other statements identified by words such as “expect,” “anticipate,” “will,” “may,” “believe,” “could,” “outlook,” “guidance,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of ev3’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the failure to achieve profitability within expected time periods, the failure to realize revenue synergies and cost-savings from ev3’s acquisition of FoxHollow, the closure of its Redwood City facility or delay in realization thereof; the businesses of ev3 and FoxHollow not being integrated successfully, or such integration taking longer or being more difficult, time-consuming or costly to accomplish than expected; the impact of competitive products and pricing; changes in the regulatory environment; availability of third party reimbursement; potential margin pressure resulting from volume selling, as well as potential adverse effects on future product demand resulting from volume purchases; delays in regulatory approvals and the introduction of new products; market acceptance of new products and success of clinical testing. More detailed information on these and additional factors which could affect ev3’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K. ev3 Inc. urges all interested parties to read this report to gain a better understanding of the many business and other risks that the company faces. Additionally, ev3 undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), ev3 uses certain non-GAAP financial measures. In this release, ev3 uses the non-GAAP financial measures, “EBITDA, excluding charges for non-cash stock-based compensation,” “peripheral vascular sales, excluding atherectomy revenues” and “adjusted earnings (loss) per share.” ev3 uses non-GAAP financial measures as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by acquisitions, non-recurring, unusual or infrequent charges not related to ev3’s regular, ongoing business, variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. ev3 also believes that the presentation of certain non-GAAP financial measures provide useful information to investors in evaluating the company’s operations, period over period. Non-GAAP measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the company’s results as reported under GAAP. When analyzing ev3’s operating performance, investors should not consider ev3’s EBITDA, excluding charges for non-cash stock-based compensation, ev3’s peripheral vascular net sales, excluding atherectomy revenues, or ev3’s adjusted earnings (loss) per share as substitutes for ev3’s net income (loss), ev3’s peripheral vascular net sales or ev3’s net income (loss) per share, respectively, each as prepared in accordance with GAAP. In addition, investors should note that any non-GAAP financial measures used by ev3 may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever ev3 uses historical non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. A reconciliation of ev3’s EBITDA, excluding charges for non-cash stock-based compensation, to ev3’s net loss prepared in accordance with GAAP can be found immediately following the detail of net sales by geography later in this press release. This information is also made available on the company’s website at www.ev3.net. ev3, however, does not provide forward-looking guidance for certain financial data, such as depreciation, accretion, net income (loss), net income (loss) per common share and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. In particular, ev3 is providing adjusted earnings (loss) per share guidance in this release only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of restructuring, impairment and other unusual and infrequent items associated with its acquisition of FoxHollow.

ev3 Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	March 30,	April 1,
	2008	2007
Sales
Product sales	$95,050	$61,499
Research collaboration	6,207	—

Net sales	101,257	61,499

Operating expenses
Product cost of goods sold (a)	31,970	20,457
Research collaboration	1,648	—
Sales, general and administrative (a)	59,828	39,137
Research and development (a)	11,726	7,433
Amortization of intangible assets	8,243	4,100
Loss on sale or disposal of assets, net	—	16

Total operating expenses	113,415	71,143

Loss from operations	(12,158)	(9,644)

Other income:
Interest income, net	(441)	(109)
Other income, net	(2,432)	(317)

Loss before income taxes	(9,285)	(9,218)

Income tax expense	485	276

Net loss	$(9,770)	$(9,494)

Earnings per share:
Net loss per common share (basic and diluted)	$(0.09)	$(0.17)

Weighted average common shares outstanding	104,094,790	57,514,255

(a) Includes stock-based compensation charges of:
Cost of goods sold	$297	$158
Sales, general and administrative	3,594	1,859
Research and development	840	182

	$4,731	$2,199

ev3 Inc.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	March 30,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$49,300	$81,060
Short-term investments	7,700	9,744
Accounts receivable, less allowance of $8,017 and $6,783, respectively	77,933	66,170
Inventories	66,579	64,044
Prepaid expenses and other assets	5,603	6,371
Other receivables	1,595	981

Total current assets	208,710	228,370

Restricted cash	2,194	2,204
Property and equipment, net	38,086	37,985
Goodwill	591,438	586,648
Other intangible assets, net	223,336	231,000
Other assets	637	899

Total assets	$1,064,401	$1,087,106

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$16,303	$21,511
Accrued compensation and benefits	29,430	35,301
Accrued liabilities	46,900	49,429
Deferred revenue	4,715	9,347
Current portion of long-term debt	3,571	3,571

Total current liabilities	100,919	119,159

Long-term obligations	5,536	6,429
Other long-term liabilities	3,719	3,037

Total liabilities	110,174	128,625

Stockholders’ equity

Common stock, $0.01 par value; 300,000,000 shares authorized; shares issued and outstanding: 105,403,600 shares at March 30, 2008 and 105,078,769 shares at December 31, 2007	1,054	1,051
Additional paid in capital	1,745,105	1,739,064
Accumulated deficit	(790,809)	(781,039)
Accumulated other comprehensive loss	(1,123)	(595)

Total stockholders’ equity	954,227	958,481

Total liabilities and stockholders’ equity	$1,064,401	$1,087,106

ev3 Inc.
SELECTED NET SALES INFORMATION
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended
	March 30,	April 1,
	2008	2007	% change
NET SALES BY SEGMENT
Peripheral Vascular
Atherectomy	$22,700	$—	NA
Stents	24,032	19,806	21%
Thrombectomy and embolic protection	5,955	6,218	-4%
Procedural support and other	11,426	10,467	9%

Total peripheral vascular	64,113	36,491	76%

Neurovascular
Embolic products	17,864	12,926	38%
Neuro access and delivery products	13,073	12,082	8%

Total neurovascular	30,937	25,008	24%

Research collaboration	6,207	—	NA

Total company	$101,257	$61,499	65%

	For the Three Months Ended
	March 30,	April 1,
	2008	2007	% change
NET SALES BY GEOGRAPHY
United States	$66,452	$35,140	89%
International	34,805	26,359	32%

Total net sales	$101,257	$61,499	65%

ev3 Inc.
NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	March 30,	April 1,
	2008	2007
Reconciliation of net loss to EBITDA

Net loss, as reported (GAAP basis)	$(9,770)	$(9,494)

Interest income, net	(441)	(109)
Income tax expense	485	276
Depreciation and amortization	11,176	5,904

EBITDA	$1,450	$(3,423)

Stock-based compensation	4,731	2,199

EBITDA, adjusted for stock-based compensation	$6,181	$(1,224)

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